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Exhibit A

CERTIFICATE

         NiSource Inc.'s Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended March 31, 2001 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

         The names and addresses of each such state utility commission is:

Commonwealth of Kentucky Public Service Commission
730 Schenkel Lane
Frankfort, KY 40602

Public Service Commission of Maryland
6 St. Paul Centre
Baltimore, MD 21202

Public Utilities Commission of Ohio
180 East Broad Street
Columbus, OH 43215

Pennsylvania Public Utility Commission
901 North 7th Street Rear
Harrisburg, PA 17105-3265

Virginia State Corporation Commission
1300 East Main Street
Richmond, VA 23219

Indiana Utility Regulatory Commission
302 West Washington Street, Room E 306
Indianapolis, IN  46204

Maine Public Utilities Commission
242 State Street
Augusta, ME  04333

Massachusetts Department of Telecommunications & Energy
One South Station
Boston, MA  02110

New Hampshire Public Utilities Commission
8 Old Suncook Road
Concord, NH  03301


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